UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report

(Date of earliest event reported):

August 6, 2025

AYRO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File No.)	Identification No.)

1185 Avenue of the Americas

New York, NY 10036

(Address of principal executive offices and zip code)

512-994-4917

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AYRO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

As previously reported in a Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 5, 2025 (the “August 2025 Form 8-K”), on August 4, 2025, AYRO, Inc. (the “Company”) entered into a Securities Purchase Agreement (“Series I Purchase Agreement”) with certain accredited investors (the “Series I Investors”), pursuant to which it agreed to sell to the Series I Investors (i) an aggregate of 7,000 shares of the Company’s newly-designated Series I Convertible Preferred Stock (the “Series I Preferred Stock”), with a par value of $0.0001 per share and a stated value of $1,000 per share, initially convertible into up to 875,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at an initial conversion price of $8.00 per share and (ii) warrants to acquire up to an aggregate of 875,000 shares of Common Stock at an exercise price of $8.00 per share.

On August 6, 2025, the Company filed the Certificate of Designations of Series I Preferred Stock with the Secretary of State of the State of Delaware (the “Series I Certificate of Designations”), thereby creating the Series I Preferred Stock. The Series I Certificate of Designations became effective with the Secretary of State of the State of Delaware upon filing.

In addition, as previously disclosed, on August 7, 2023, the Company entered into a Securities Purchase Agreement (the “Series H-7 Purchase Agreement”) with certain accredited investors (the “Series H-7 Holders”) pursuant to which it agreed to sell to the Series H-7 Holders (i) shares of the Company’s Series H-7 Preferred Stock and (ii) warrants to purchase shares of Common Stock, subject to adjustment (the “Series H-7 Warrants”). On August 4, 2025, as previously reported in the August 2025 Form 8-K, the Company entered into an Omnibus Waiver, Consent, Notice and Amendment Agreement (the “Series H-7 Amendment”), pursuant to which it agreed to (i) amend the Series H-7 Purchase Agreement to amend the definition of “Excluded Securities” as set forth in the Series H-7 Amendment, (ii) waive certain rights under the Series H-7 Purchase Agreement, Series H-7 Warrants and the Certificate of Designations of Series H-7 Preferred Stock (the “Series H-7 Certificate of Designations”) in respect of the issuance of the Series I Preferred Stock and entrance by the Company into the Series I Purchase Agreement, (iii) consent to the issuance of the Series I Preferred Stock, as required pursuant to certain terms of the Series H-7 Certificate of Designations, the Series H-7 Purchase Agreement and the Series H-7 Warrants, as applicable, and (iv) amend the Series H-7 Certificate of Designations, as described below, by filing a Certificate of Amendment to the Series H-7 Certificate of Designations (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware.

On August 6, 2025, the Company filed the Certificate of Amendment with the Secretary of State of the State of Delaware, thereby amending the Series H-7 Certificate of Designations to (i) extend the maturity date to February 4, 2027, (ii) revise the applicable payment dates and corresponding payable amounts of Dividends and Installment Amounts (each as defined in the Series H-7 Certificate of Designations), (iii) modify the definition of “Excluded Securities” and (iv) modify the schedule of Installment Dates (as defined in the Series H-7 Certificate of Designations).

The foregoing descriptions of the Series I Certificate of Designations and the Certificate of Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The matters described in Item 3.03 of this Current Report on Form 8-K related to the filing of the Certificate of Amendment and the Series I Certificate of Designations are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Certificate of Designations of Series I Convertible Preferred Stock of AYRO, Inc.
3.2	Certificate of Amendment of Certificate of Designations of Series H-7 Convertible Preferred Stock of AYRO, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2025	AYRO, INC.

	By:	/s/ Joshua Silverman
	Name:	Joshua Silverman
	Title:	Executive Chairman